BACHNER, TALLY, POLEVOY & MISHER LLP
                                ATTORNEYS AT LAW
                               380 MADISON AVENUE
                          NEW YORK, NEW YORK 10017-2590
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Marc S. Goldfarb                                     (212) 687-7000

                                                Fax: (212) 682-5729


                                                     August 14, 1996

VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      ENTREMED, INC. (THE "COMPANY")
                  SEC FILE NO.  0-20713
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Ladies and Gentlemen:

         On behalf of our client EntreMed, Inc., pursuant to Regulation S-T, enclosed please find one conformed copy of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. Please note that the Company inadvertently failed to file Exhibit 27 in connection with its recent initial public offering (File No. 333-6711) and, as a result, a separate Exhibit 27 for the period ended March 31, 1996 is being filed herewith. Manually executed signature pages have been executed prior to the time of this electronic filing.


                                Very truly yours,

                                BACHNER, TALLY, POLEVOY & MISHER LLP

                                                  By:      /s/ Marc S. Goldfarb
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                                                           Marc S. Goldfarb

MSG/npm
Enclosures
cc:      John W. Holaday, Ph.D.
         John C. Thomas, Jr.
         The Nasdaq Stock Market, Inc.